Post-Effective Amendment No.10 to Form S-11
Exhibit 10.29

September 1, 2017

Black Creek Diversified Property Fund Inc.
518 17th Street, 17th Floor
Denver, CO 80202
Ladies and Gentlemen:
Reference is made to that certain Eleventh Amended and Restated Advisory Agreement, effective as of June 30, 2017, among Black Creek Diversified Property Fund Inc. (f/k/a Dividend Capital Diversified Property Fund Inc.) (the “Company”), Black Creek Diversified Property Operating Partnership LP (f/k/a Dividend Capital Total Realty Operating Partnership, LP) (the “OP”) and Black Creek Diversified Property Advisors LLC (f/k/a Dividend Capital Total Advisors LLC) (the “Advisor”), which is being amended and restated in the form of that certain Twelfth Amended and Restated Advisory Agreement, effective as of September 1, 2017 (the “New Advisory Agreement”). In connection with the changes being made in the New Advisory Agreement, particularly the removal of disposition fees, the Company and the OP hereby agree to immediately pay to the Advisor the sum of $1,400,000 in cash, in consideration for services previously rendered and relating to potential dispositions.
If the foregoing correctly sets forth the parties’ understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Black Creek Diversified Property Advisors LLC

By:	/s/ Evan H. Zucker
Name: Evan H. Zucker
Title: Manager
Accepted as of the date first above written:

Black Creek Diversified Property Fund Inc.

By:	/s/ M. Kirk Scott
Name: M. Kirk Scott
Title: Managing Director, Chief Financial Officer and Treasurer

Black Creek Diversified Property Operating Partnership LP

By:	/s/ M. Kirk Scott
Name: M. Kirk Scott
Title: Managing Director, Chief Financial Officer and Treasurer